As filed with the Securities and Exchange Commission on June 24, 2020.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HORIZON GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-3574483 (I.R.S. Employer Identification No.)

47912 Halyard Drive, Suite 100 Plymouth, Michigan (Address of principal executive offices)	48170 (Zip Code)

HORIZON GLOBAL CORPORATION
2020 EQUITY AND INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Jay Goldbaum
General Counsel, Chief Compliance Officer and Corporate Secretary
47912 Halyard Drive, Suite 100
Plymouth, Michigan 48170
(Name and address of agent for service)

(734) 656-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value per share	4,076,460	$$2.10	$8,560,566	$1,112

(1)
Represents the maximum number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Horizon Global Corporation (the “Registrant”)potentially deliverable pursuant to the Horizon Global Corporation 2020 Equity and Incentive Compensation Plan (the “Plan”) being registered hereon.

(2)
Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers such additional shares of Common Stock as may become deliverable pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on June 19, 2020, which is a date within five business days prior to filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)
The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-37427), filed March 16, 2020, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2019 (Commission File No. 001-37427), filed April 30, 2020;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (Commission File No. 001-37427), filed May 18, 2020;

(c)
The Registrant’s Current Reports on Form 8-K (Commission File No. 001-37427) filed March 3, 2020, March 4, 2020, March 16, 2020 (excluding Items 2.02 and 9.01, and as amended by the Registrant’s Current Report on Form 8-K (Commission File No. 001-37427) filed April 2, 2020), May 7, 2020, May 15, 2020 and June 24, 2020; and

(d)
The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Commission File No. 001-37427), filed on June 12, 2015, as amended by the description of the Common Stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 (Commission File No. 001-37427), filed March 16, 2020, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any person who was, or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.
Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the person against the expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.
Article VIII of the Registrant’s amended and restated certificate of incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was one of the Registrant’s directors or officers shall be indemnified and held harmless by it to the fullest extent authorized by the DGCL against all expenses, liability and loss (including without limitation attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article VIII are contractual rights and include the right to be paid by the Registrant the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.
Article VII of the Registrant’s amended and restated certificate of incorporation provides that, to the extent permitted by Section 102(b)(7) of the DGCL, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which a director derives an improper personal benefit.
The Registrant’s directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act, which might be incurred by them in such capacities). The Registrant has entered into indemnity agreements with its directors and certain of its executive officers for the indemnification and advancement of expenses to these persons. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. The Registrant also intends to enter into these agreements with its future directors and certain of its executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (Commission File No. 001-37427), filed on August 8, 2019)

4.2
Amended and Restated Horizon Global Corporation Bylaws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 001-37427) filed with the Commission on February 20, 2019)

4.3
Horizon Global Corporation 2020 Equity and Incentive Compensation Plan (incorporated herein by reference to Appendix A to the Registrant's definitive proxy statement on Schedule 14A (Commission File No. 001-37437), filed on May 18, 2020)

5.1	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Michigan, on this 24th day of June, 2020.

HORIZON GLOBAL CORPORATION

By:	/s/ Jay Goldbaum
Jay Goldbaum
General Counsel, Chief Compliance Officer and Corporate Secretary
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: June 24, 2020	*
Terrence G. Gohl President and Chief Executive Officer (Principal Executive Officer)
Date: June 24, 2020	*
Dennis E. Richardville Chief Financial Officer (Principal Financial Officer)
Date: June 24, 2020	*
Matthew J. Meyer Chief Accounting Officer (Principal Accounting Officer)
Date: June 24, 2020	*
John C. Kennedy Chair of the Board
Date: June 24, 2020	*
Frederick A. "Fritz" Henderson Director
Date: June 24, 2020	*
Ryan L. Langdon Director
Date: June 24, 2020	*
Brett N. Milgrim Director
Date: June 24, 2020	*
Debra S. Oler Director
Date: June 24, 2020	*
Mark D. Weber Director
Date: June 24, 2020	*
Harry J. Wilson Director

* This Registration Statement has been signed on behalf of the above officers and directors by Jay Goldbaum, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

Dated: June 24, 2020	By: /s/ Jay Goldbaum
Jay Goldbaum
Attorney-in-Fact